Exhibit 10.10

SALISBURY BANCORP, INC.

2011 LONG TERM INCENTIVE PLAN

_______________________

Amendment Number One

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THIS AMENDMENT NUMBER ONE (the “Amendment”) to the Salisbury Bancorp, Inc. 2011 Long Term Incentive Plan (the “Plan”) is made by Salisbury Bancorp, Inc. (the “Company”) effective as of the 18th day of January, 2013.

WHEREAS, the Company maintains the Plan; and

WHEREAS, the Compensation Committee of the Company (the “Committee”) desires to amend the Plan in order to change the maximum number of shares that may be issued pursuant to awards granted in any one calendar year from 20,000 to 30,000; and

WHEREAS, the Committee further desires to amend the Plan in order to increase the number of shares granted annually to each Director as the Director’s Annual Stock Retainer from 120 shares to 240 shares; and

WHEREAS, Section 4.3(j) of the Plan authorizes the Committee to amend the Plan.

NOW, THEREFORE, the Amendment is hereby adopted as follows:

1.	Section 5.1 of the Plan is hereby amended to read as follows:

“NUMBER OF SHARES. Subject to adjustment as provided in Sections 5.2 and Section 15.1, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan (the “Plan Share Reserve”) shall be 84,000, subject to adjustments made pursuant to Article 15. The maximum number of Shares that may be issued upon exercise of Incentive Stock Options granted under the Plan shall be 42,000, subject to adjustments made pursuant to Article 15. No more than 30,000 Shares, subject to adjustments made pursuant to Article 15, shall be issued pursuant to Awards granted under the Plan in any one calendar year. Subject to adjustments made pursuant to Article 15, the maximum number of Shares which may be issued as Directors Stock Retainer Awards shall be 15,000.”

2.	Subsection 13.2(a) of the Plan is hereby amended to read as follows:

(a)	““Annual Stock Retainer” means the 240 shares of Stock payable to each Director on an annual basis as part of each Director’s compensation for service on the Board.”

3.	Section 13.4 of the Plan is hereby amended to read as follows:

“NUMBER OF SHARES AND GRANT DATE. On each annual Grant Date beginning with the first Grant Date after the Effective Date, each Director whose term of office begins with or continues after such Grant Date shall be issued a number of whole shares of Stock set forth in the Annual Stock Retainer (240 shares). Each Director who is first elected to the Board after the Effective Date (and who was not then a member of the Board) other than on an Annual Meeting Date shall be granted a number of whole shares of Stock equal to the Pro-Rated Stock Retainer.”

IN WITNESS WHEREOF, this Amendment has been executed as of the date set forth below.

 SALISBURY BANCORP, INC.

Date: ____________________

By: __________________________

Print Name:

Title: